Exhibit 107

Form S-3

(Form Type)

Catalyst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Primary Offering of Securities:

Fees to be Paid	Equity	Common Stock, par value $0.001 per share (3)	457(r)	$—	$—	$—	—	$—	—	—	—	—

Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share (4)	457(r)	$—	$—	$—	—	$—	—	—	—	—

Fees to be Paid	Equity	Warrants (5)	457(r)	$—	$—	$—	—	$—	—	—	—	—

Fees to be Paid	Debt	Debt Securities (6)	457(r)	$—	$—	$—	—	$—	—	—	—	—

Fees to be Paid	Other	Units (7)	457(r)	$—	$—	$—	—	$—	—	—	—	—

Fees to be Paid	Unallocated (Universal) Shelf	(1)	457(o)	$500,000,000	$—	$500,000,000	0.0001102	$55,100	—	—	—	—

Fees to be Paid	Total Registration Fee	—	—	$500,000,000	N/A	$500,000,000	0.0001102	$55,100	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000		$55,100

Total Fees Previously Paid

	Total Fee Offsets							$25,960 (8)

	Net Fee Due							$29,140 (8)

(1)

The amount to be registered consists of $500,000,000 of common stock, preferred stock, warrants, debt securities and/or units. There is also being registered hereunder such currently indeterminate amount of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, including any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred stock as may be issued from time to time by the registrant at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(6)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(7)

Each unit will be issued under a unit agreement and will represent an interest in one or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

On July 23, 2020, the registrant filed a Shelf Registration Statement on Form S-3, File No. 333-240052 (the “Prior Registration Statement”), which registered and offered the sale of up to $200,000,000 of common stock, preferred stock, warrants, debt securities and/or units, all of which remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the previously paid registration fee in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration of securities on this registration statement. Pursuant to Rules 415(a)(5) and 457(p) under the Securities Act, the offering of the Unsold Securities has expired and thus all offerings under the Prior Registration Statement have been completed.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Catalyst Pharmaceuticals, Inc.	S-3	333-240052	July 23, 2020	—	$25,960	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (1)	$200,000,000	$200,000,000	—

Fee Offset Sources	Catalyst Pharmaceuticals, Inc.	S-3	333-240052	—	July 23, 2020	—	Unallocated (Universal) Shelf	—	—	—	$25,960

(1)	See Note (1) under Table 1 above.